UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

February 23, 2006
(Date of earliest event reported)

QUANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                            ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                            ☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

                            ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                            ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 23, 2006, the stockholders of Quanex Corporation (the “Company”) approved the adoption of the Quanex Corporation 2006 Omnibus Incentive Plan (the “2006 Plan”). The 2006 Plan had previously been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on December 19, 2005.

The 2006 Plan provides those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates. The 2006 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, annual incentive awards, other stock-based awards and cash-based awards.

General Terms of the 2006 Plan

The aggregate number of shares of Common Stock authorized for grant under the 2006 Plan is 1,750,000. Each share of Common Stock that is subject to an award counts as one share of Common Stock against the aggregate number. With respect to full value awards (such as restricted stock awards and performance stock awards), the aggregate number of shares of Common Stock authorized for grant under the 2006 Plan is 875,000 (which is included in the 1,750,000 total authorized shares mentioned above). With respect to each type of award based in Common Stock, the maximum number of shares that may be granted to an employee of the Company during any fiscal year under the 2006 Plan is set out in the chart below:

Type of Award	Maximum Number of Shares of Common Stock That May Be Granted to an Employee During a Fiscal Year
Option	200,000
SAR	200,000
Performance Stock	100,000
Performance Unit payable in Stock	100,000

For performance unit awards payable in cash, a maximum cash value of $2,000,000 can be paid to an employee during a fiscal year. For annual incentive awards, a maximum cash value of $2,000,000 can be paid to an employee during a fiscal year.

Generally, if an award granted under the 2006 Plan is forfeited or cancelled for any reason or is settled in cash in lieu of Shares, the Shares allocable to the forfeited or cancelled portion of the Award may again be subject to an award granted under the 2006 Plan. If shares are delivered to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available under the 2006 Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available under the 2006 Plan. If any outstanding award is forfeited or cancelled for any reason, or is settled for cash in lieu of shares, the shares allocable to such award will again be subject to an award granted under the 2006 Plan.

The 2006 Plan is administered by the Compensation Committee of the Board.

Any key employee or non-employee director of the Company or one of its affiliates is eligible for awards under the 2006 Plan.

The Board may amend the terms of the 2006 Plan at any time, subject to the stockholder approval requirements of the NYSE and other rules and regulations applicable to the Company.

Awards granted under the 2006 Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder’s lifetime only by the holder.

In case of certain corporate acquisitions by the Company, awards may be granted under the 2006 Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of the Company or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the 2006 Plan to such extent as the Board may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

The Board may establish certain performance goals applicable to performance stock awards, performance unit awards and annual incentive awards granted under the 2006 Plan. The 2006 Plan will continue indefinitely until it is terminated pursuant to its terms.

Awards granted under the 2006 Plan are subject to the terms, restrictions and other conditions of the 2006 Plan. Descriptions of the 2006 Plan set forth in this Item 1.01 are not intended to be complete and are qualified in their entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)                                  Financial Statements of businesses acquired.

Not applicable

(b)                                 Pro forma financial information.

Not applicable

(c)                                  Exhibits.

10.1                                                   Quanex Corporation 2006 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION
(Registrant)

February 27, 2006	/s/ KEVIN P. DELANEY
(Date)	Kevin P. Delaney
Senior Vice President – General Counsel and Secretary

Exhibit Index

10.1	Quanex Corporation 2006 Omnibus Incentive Plan